Exhibit 10.9

Office Lease Agreement

Whereas this Office Lease Agreement (the “Lease Agreement”) is made by and between the undersigned:

LANDLORD:  Admiral Overseas Corporation (hereafter referred to as Party A); and

TENANT:  Applied Optoelectronics Incorporated (AOI) Taiwan (hereafter referred to as Party B).

The above two parties agree to the terms and conditions set forth below:

I. LEASED PREMISES:  The ten units owned by Party A at 4F., No. 700, Zhongzheng Rd., Zhonghe Dist., New Taipei City, 6F-1~6F-5 and 7F-1~7F-5 (the scope of the leased premises is shown in the attached graph) with a space of 850.48 pings (covering the leased premises and amortized public facilities) plus six parking spaces (No. 1482, 1484, 1576, 1577, 1580 and 1581) at B2 floor.

II. LEASE PERIOD:

1.                       The lease period is from Apr. 1, 2012 to Mar. 31, 2014, the parking space lease period is from May 1, 2012 to Mar. 31, 2014, and the tenant/landlord relationship shall terminate when the lease expires.

2.                       If Party B wishes to renew the lease, Party B shall notify Party A in writing three (3) months prior to expiration of the Lease Agreement, upon Party A’s consent, execute a new lease agreement in order to continue the use of the premises after expiration of the said Lease Agreement.  If both parties fail to enter into a new lease agreement upon expiration of the Lease Agreement, the tenant/landlord relationship will be deemed terminated.  If Party B, otherwise, continues to occupy and use the premises after the expiration of the Lease Agreement, it shall pay Party A the ill-gotten gain calculated according to the daily rental fee plus 5% for the additional occupying days, and is not allowed to claim any rights deemed applicable to non-scheduled continuous Lease Agreement as prescribed by Article 451 of the Civil Code.

III. PREMISES HANDOVER:  Party A shall respectively hand over the leased premises and parking spaces in their original condition to Party B on the starting day of the lease.  (If this Lease Agreement is a renewal of an existing lease and Party B is currently occupying the leased premises, then the starting day of the Leased Agreement shall be deemed the day of first occupancy, which previously occupied leased premises are not required to be handed over separately).

IV. RENTAL:

1.                       Rent shall be calculated starting on Apr. 1, 2012, whereas the parking space rental shall start from May 1, 2012.  The rental of the leased premises shall be paid on a monthly basis.  The Office rental is 765,432 NT Dollars per month and the parking space rental is 33,000 NT Dollars per month.  Total rent will be 798,432 NT Dollars per month.  The aforesaid rent includes all applicable taxes.

2.                       Upon executing the Lease Agreement, Party B shall execute and deliver to Party A checks pre-dated for the first day of each month for the entire lease period, with an aforesaid amount of monthly rent as described in the preceding paragraph payable to Party A.  After cashing the check each month, Party A shall issue a receipt to Party B, and the receipt will be kept as proof of payment.

3.                       If a check made out by Party B for the rent bounces, it shall be deemed that rent for the month was never paid.

4.                       In case of any delay in rent payment from Party B, Party B shall pay a 20% interest on the deferred rent calculated on daily basis to Party A.  If rent payment is late for more than 15 days, in addition to interest paid, Party B will pay an additional late payment penalty equivalent to two times the rental fees for each day rent is overdue.  Party A then will have the right to terminate the Lease Agreement.

V. SECURITY DEPOSIT:

1.                       When executing the Lease Agreement, Party B shall pay 2,395,296 NT Dollars to Party A as a security deposit.  If during the lease period, Party B breaches or defaults on the Lease Agreement leading to any unpaid rent or other unpaid accrued expenses, or fails to pay interest on any deferred rent payment, default fine or damages as described herein by the Lease Agreement, Party A may deduct any amounts owed from the security deposit.  If the security deposit is deducted at any point during the lease period, Party B will be obligated to make up the deficit.

2.                       If Party B does not renew the lease upon the expiration of the lease or the when the Lease Agreement becomes terminated through no fault of Party B, Party A shall return Party B’s security deposit without interest when Party B vacates the leased premises (including relocation of the registered business address or dissolution of corporate existence or relocation of factory).  However, in the event that Party B needs to terminate the Lease Agreement prior to expiration through no fault of Party B, Party B will need to process the early termination subject to Article 15, Section 1 of the Lease Agreement.

VI. IMPROVEMENT, SAFETY MAINTENANCE AND REPAIR OF THE LEASED PREMISES:

1.                       Within the lease period, Party B shall obtain Party A’s approval before working on renovation, partition and equipment installation of the leased premises at Party B’s own expense.  However, any alteration to the lease premised should not cause damage to the building structure, safety equipment or exterior appearance.

2.                       If Party B needs to use any of the leased premises’ equipment or additionally needs to use any vacant space or the building’s public area or glass outer walls to place any advertising signs or boards, Party B will need to submit such request to to the building’s Administrative Committee for approval.

3.                       The safety equipment inside the leased premises shall be maintained by Party B during the lease period, and storage of combustible, contraband or hazardous articles is strictly prohibited.

4.                       During the lease period, except the structure of the leased premises as described in Article 1 of the Lease Agreement, which shall be maintained by Party A, Party B shall be responsible for the maintenance or improvement of any air-conditioning equipment, fire safety and electric power equipment inside the leased premises, regardless whether the original installation or repair was made by Party A.

5.                       Party B shall be responsible for repair of other public areas or facilities or Party B may submit such repair or maintenance request directly to the building’s Administrative Committee.  Party A shall not be held accountable for any maintenance other than as set forth in Article 1 of the Lease Agreement.

6.                       During the lease period, Party B shall use the leased premises with the precautious obligation that a prudent administrator shall have.  In case of any cause attributable to Party B (including Party B’s employees, users and clients) leading to damage to the leased premises, Party B shall be responsible for repair.

7.                       The condition of the leased premises upon occupancy will be documented by photos showing the original condition of the leased premises attached in the original lease and existing lease.

VII. RETURN OF THE LEASED PREMISES:

1.                       If Party B does not renew the Lease Agreement after expiration or when the Lease Agreement is terminated, Party B shall return the leased premises to Party A on the expiration or termination day.  In case of any delay in returning the leased premises, Party A may at its discretion enter and recover the leased premises, for which Party B shall have no objection.

2.                       After the lease expires or the Lease Agreement is terminated, Party B shall unconditionally remove all installed equipment or removable fixtures and restore the leased premises to their original condition before returning the leased premises to Party A.  Party B shall not cause any damage to the building and or existing equipment.  In addition, Party A is not obligated to purchase or provide any compensation for any renovation or improvements performed by Party B.

3.                       If Party B does not vacate the leased premises and leaves behind any removable fixtures, equipment and articles in the leased premises after expiration or termination of the Lease Agreement, Party A may dispose the items left on the site as waste, and restore the premises to their original condition, for which all incurred expenses related to such disposal will be borne by Party B.

4.                       Given that the said Lease Agreement is a renewal of an existing lease, when the said Lease Agreement is terminated or the said Lease Agreement has expired, Party B shall restores the leased premises to the original condition as stated in the original lease.

VIII. RESTRICTIONS ON USE OF THE LEASED PREMISES:

1.                       Party B shall abide by the regulations set forth by the Building Management Act.  If any violation by Party B results in Party A’s loss, Party B shall be liable for the loss.

2.                       Any operational permit or business license required by Party B for business operation shall be the responsibility of Party B.  Party A will provide any necessary assistance by supplying any requisite documents for Party B’s application.  If Party B has registered its official registered place of business to the address of the leased premises, Party B agrees to amend such registration upon the expiration or termination of the Lease Agreement.

3.                       Without the consent or approval of Party A, Party B shall not transfer, assign, lease, sublease or lend the leased premises to any third parties for occupancy or use.

4.                       The permitted use of the lease premises will be that of office and manufacturing.  Party B shall follow any local law or regulations regarding the permitted use.  In the event that Party B does not use the leased premises as indicated in this Section violates a law that causes a legal authority to shut down business operations, such event shall not constitute grounds for Party B to terminate this Lease Agreement.  Party B will still be liable for the remaining lease term.

5.                       Party B shall not use the leased premises as a site to engage in illegal businesses and activities.

6.                       When executing the Lease Agreement, Party B has been made aware of the current public safety and fire safety condition of the leased premises’ public areas and relevant emergency exits, and has accepted the condition as is.  If any subsequent events occur during the lease period that causes the current building to endanger the safety and health of the occupants or if any conditions impose a critical threat to occupants during an emergency evacuation, Party B may have grounds for early termination of the Lease Agreement.  Otherwise, Party B shall continue to fulfill its obligation as specified in Article 15, Section 1 of the Lease Agreement.

IX. ABANDONMENT OF INTEREST:  During the lease period, if Party A decides to grant a security interest on the leased premises to a financial institution, Party B shall agree to abandon its interest as a lessee of the leased premises if the security interest holder decides to exercise its interest and early terminates the Lease Agreement.  Any losses incurred by Party B (including relocation fee and equipment scrape value) will be borne by Party A.  Party A shall compensate Party B for the losses (the aforesaid equipment scrape value refers to the value left from the book value of the equipment deducting the accumulated depreciation).  At the same time, Party A shall return the security deposit without interest and all the remaining pre-dated checks received for purpose of rent payment to Party B.

X. TAXES:

1.                       All land or property taxes shall be paid by Party A.

2.                       Any utilities fees incurred during the renovation or improvement during the Rent Exemption Period shall be paid by Party B.

3.                       The building administrative fee and parking space cleaning fee incurred during the leased period, including the period in which rent was exempted as specified in this Lease Agreement shall be paid by Party B.  These fees shall be collected by Party A to be paid to the building’s administrative committee.  According to current resident regulations, the monthly building administrative fee is 45 NT Dollars per ping and the parking space cleaning fee is 350 NT Dollars per space.  The said leased premises will incur a monthly building administrative fee of 38,269 NT Dollars and monthly parking space cleaning fee of 2,100 NT Dollars, totaling 40,369 NT Dollars per month, subject to any adjustment.  Any overpayment will be refunded to Party B and any deficiency will be paid by Party B.

4.                       According to the building administrative fee and parking space cleaning fee prescribed in the preceding paragraph, Party B shall upon the execution of the Lease Agreement, issue pre-dated checks for all fees payable on the beginning day of each monthly period during the lease period and deliver them to Party A.  After cashing the checks each month, Party A will pay the aforesaid fees to the administrative committee for Party B and use the receipt issued by the administrative committee as the evidence of Party B’s payment of the building administrative fee and parking space cleaning fee.  In the event that Party B fails to provide the aforesaid checks to Party A or the pre-dated checks bounce, the Lease Agreement will be deemed terminated.

5.                       Any administrative expenses and business taxes incurred from Party B’s business operation shall be paid by Party B.

6.                       Party A shall carry fire insurance for the building of the leased premises whereas Party B shall purchase fire insurance on its own for any improvements and business equipment within the leased premises.

7.                       If the nature of Party B’s business requires Party B to purchase accident liability insurance under the law, which results in an increase of fire insurance premium for other tenants, Party B shall reimburse all affected tenants of the amount in premium increase.

XI. EQUIPMENT IMPROVEMENT:

1.                       Any fumes, exhaust gas and sewage produced from Party B’s business operations shall be filtered and disposed by Party B before being discharged.  The discharge shall meet the standards prescribed by environmental protection regulations.  In the event the discharge creates pollution to the building, Party B shall be responsible for any cleanup to maintain the environmental quality of the business park.

2.                       The fire safety and other related preventive equipment required by Party B in its business operations shall be purchased, and installed by Party B.

XII. PUBLIC SAFETY INSPECTION, CERTIFICATION AND DECLARATION:  Party B shall allow for any public safety inspection, certification and declaration for the exclusive part of the leased premises in accordance with the “Regulations for Inspecting and Reporting Buildings Public Security” during the lease period at its own expense.  If any process requires Party A to provide any certification or documents, Party A shall be cooperative in providing all necessary documentation.  In the event that Party B fails to comply with any required regulations or declarations, Party B shall be responsible for all the related liabilities.

XIII. FIRE SAFETY EQUIPMENT INSPECTION, REPAIR AND DECLARATION:  Party B shall perform periodical inspections, repairs and declarations of the public fire safety equipment for the exclusive part of the leased premises in accordance with the “Standards for Fire Safety Equipment Inspection, Repair and Declaration at a Variety of Sites” during the leased period at its expense.  In the case that Party B does not perform the inspection and repair in due time, or the inspection/repair result does not comply with the regulations, Party B shall be responsible for all the related liabilities.

XIV. DEFAULT PANALTIES:

1.                       In the event that either party violates the Lease Agreement and still fails to fulfill the Lease Agreement within the time limit after receiving the demand notice from the other party, the non-violating party may terminate the Lease Agreement.  In addition to paying an amount equivalent to three months of the rental to the non-violating party as the default fine, the violating party shall also compensate the non-violating party for all of other resulting losses.

2.                       In the case that the leased premises have been damaged and unusable, the Lease Agreement shall be ipso facto terminated.  If the cause of damage is attributable to Party B, Party B shall pay the default fine and compensate for the damage as prescribed by the preceding paragraph.

3.                       In the event that Party B refuses to return the leased premises after the lease expires or the Lease Agreement is terminated, it shall pay Party A a punitive default fine calculated on a daily basis by doubling the daily rental of the last month before expiration of the lease and termination of the Lease Agreement from the day following expiration of the lease or termination of the Lease Agreement until the day returning the leased premises.

XV. EARLY TERMINATION SPECIAL CLAUSES:

1.                       If any party wishes to terminate the Lease Agreement prior to expiration of the Lease Agreement, the terminating party shall notify the other party in writing three months in advance.  Unless otherwise specified in the Lease Agreement, both parties agree to the following:

(1) If the early termination is proposed by Party B:

i.   Party B shall pay all rent and expenses for the period occupied.  Party A will be entitled to keep the security deposit as the fee for default.  However, Party A shall return any pre-dated checks for any unaccrued rental period to Party B.

ii.   Party B shall forfeit its right to waiver of rent during the Rent Exemption Period as stipulated in Paragraph 5 of Article 4, and shall pay Party A rent for the Rental Exemption Period.

(2) If the early termination is proposed by Party A:

i.   Party A shall return the security deposit to Party B when Party B vacates the leased premises.  In addition, Party A shall also pay a default fine equal to two times the security deposit to Party B as compensation.

ii.  When Party B vacates the leased premises, Party A shall return all remaining pre-dated checks for unaccrued rent to Party B.

2.                       Prior to termination of the Lease Agreement, Party B shall comply with the Lease Agreement to pay for any rent, utilities, administrative fee, common area electric bill, air-conditioner utilization fee, parking space cleaning fee, gas fee, the fee to reissue truck access card (to replace the damaged or lost one), any expenses incurred to amend or register official business address and any expenses for restoring the premises to the original condition.  On the other hand, Party A may exercise its right to directly deduct the amount required to be paid by Party B as specified in this Section from the security deposit in accordance with Section 1 — (1) and (2) of the Article.

3.                       Unless otherwise specified in the Lease Agreement, either party shall not request the other party to provide any additional subsidy, compensation or payments of any kind.

XVI. SPECIAL CLAUSES FOR MAINTENANCE AND REPAIR OF AIR CONDITIONING EQUIPMENT:  During the lease period, Party A shall hire workers to periodically maintain and repair the air conditioning equipment required for use within the leased premises, for which the cost of maintenance is 1,680 NT Dollars per air conditioner unit annually.  The leased premises have 64 air conditioner units, so total maintenance and repair fees incurred during the leased period shall be 215,040 NT Dollars.  According to Paragraph 4 of Article 6, such amount shall all be paid by Party B to Party A upon the execution of the Lease Agreement.  In the event that Party B fails to make the payment or the check delivered to Party A for the payment bounces, the Lease Agreement shall be deemed agreed to be terminated.

XVII. CO-SIGNER:

1.                       Party B’s legal representative agrees to be Party B’s co-signer and guarantees Party B’s performance of its obligations stated in the respective clauses of the Lease Agreement.  If Party B breaches the Lease Agreement, co-signer will take joint liability and fulfills the obligations which would have been performed by Party B.

2.                       In of the event of change of Party B’s aforesaid legal representative after the execution of the Lease Agreement, Party B shall promptly notify Party A and proceed to change co-signer.  However, prior to completion of affecting the change of cosigner, the original legal representative shall still bear the aforesaid liability, which shall not be waived until the change is affected.

XVIII. AGREED GOVERNING VENUE:  Both Party A and Party B are all willing to perform the Lease Agreement in good faith.  In the event any disputes arise from the Lease Agreement leading to litigation, all court costs and attorney fees shall be paid by the breaching party.  Both parties agree that the Taiwan Taipei District Court shall be the court of competent jurisdiction for the first instance.

XIX. NOTICE DELIVERY ADDRESSES:  Party A’s office for execution of the Lease Agreement shall the place for the delivery for any notices in relation to the Lease Agreement.  Party B’s address for delivery of notice shall be the location of the leased premises.  Once notice is delivered to any of the aforesaid addresses, no matter whether the recipient refuses to receive the notice or does not receive the notice for any reasons, the notice shall be deemed to be lawfully delivered, for which both parties shall have no objection.

XX. MISCELLANEOUS: Any matters not covered by the Lease Agreement shall be supplemented by both parties in writing.  The Lease Agreement is made in duplicate, and both Party A and Party B shall retain one copy each as proof.

The undersigned:

Party A: Admiral Overseas Corporation

Person in charge: Li, Chao-Hsiung

/s/ Li, Chao-Hsiung

Business registration No.: 33115502

Address: 12F-3, No. 716, Zhongzheng Rd., Zhonghe Dist., New Taipei City

TEL: (02) 82273006

Party B: Applied Optoelectronics Incorporated (AOI) Taiwan

Person in charge: Lin, Chih-Hsiang

/s/ Lin, Chih-Hsiang

Business registration No.: 28410552

Address: 6F-1, No. 700, Zhongzheng Rd., Zhonghe Dist., New Taipei City

TEL: (02) 82279189

Party B’s back-up guarantor (co-signer): Lin, Chih-Hsiang

/s/ Lin, Chih-Hsiang

Business registration No.: 28410552

Address:

TEL:

Date:	December 22, 2011